UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2016, Julia B. Donnelly resigned as a member of the Board of Directors of iHeartMedia, Inc. (the “Company”). Pursuant to the Company’s Amended and Restated By-laws, on April 7, 2016 the Board of Directors of the Company appointed Laura A. Grattan as a member of the Company’s Board of Directors to fill the vacancy created by Ms. Donnelly’s resignation.

Laura A. Grattan is a Director at Thomas H. Lee Partners, L.P. (“THL”). From 2003 until she joined THL in 2005, Ms. Grattan worked in the Private Equity Group at Goldman, Sachs & Co. Ms. Grattan is currently a director of inVentiv Health, Inc. and West Corporation. Ms. Grattan was also appointed as a member of the board of managers of iHeartMedia Capital I, LLC and the board of directors of iHeartCommunications, Inc., both wholly-owned subsidiaries of the Company. Her prior investment experience at THL includes Aramark Corporation and Univision Communications, Inc. Ms. Grattan holds an A.B. in Economics from Dartmouth College and an M.B.A. from Harvard Business School.

Ms. Grattan will not receive any compensation for her service on the Company’s Board of Directors. She will receive the same form of Indemnification Agreement as all other members of the Company’s Board of Directors, which form was filed as Exhibit 10.26 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008. At this time, the Board of Directors does not intend to appoint Ms. Grattan as a member of any of the committees of the Board of Directors.

Entities controlled by Bain Capital Investors, LLC and THL and their respective affiliates (collectively, the “Sponsors”) collectively own all of the outstanding shares of the Company’s Class B common stock and Class C common stock. These shares represent in the aggregate approximately 66% (whether measured by voting power or economic interest) of the equity of the Company. In addition, seven of the Company’s directors (including Ms. Grattan) are affiliated with the Sponsors.

In connection with the 2008 merger pursuant to which the Company acquired iHeartCommunications, Inc. (formerly known as Clear Channel Communications, Inc.), the Company and its subsidiaries entered into a number of agreements with the Sponsors and certain of their affiliates, including (1) a management agreement pursuant to which the Sponsors provide management and financial advisory services to the Company and its wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses, (2) a stockholders agreement relating to voting in elections to the Board of Directors of the Company and the transfer of certain shares and (3) an affiliate transactions agreement with respect to the entry into certain transactions between the Company or its subsidiaries, on the one hand, and the Sponsors or their respective affiliates, on the other hand. In addition, as a result of the Company’s worldwide reach, the nature of the Company’s business and the breadth of investments by the Sponsors, it is not unusual for the Company and its subsidiaries to engage in ordinary course of business commercial transactions with entities in which one or both of the Sponsors directly or indirectly owns a greater than 10% equity interest. A description of these agreements and commercial transactions is contained in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: April 7, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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